SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549





                                   FORM 8-K


                                CURRENT REPORT


                        Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934





Date of Report (Date of earliest event reported)    April 4, 1997


                DEAN WITTER REALTY INCOME PARTNERSHIP III, L.P.
            (Exact name of registrant as specified in its charter)


          Delaware                      0-18146                 13-3293754
(State or other jurisdiction          (Commission          (I.R.S. Employer
    of incorporation)                 File Number)        Identification No.)


  Two World Trade Center, New York, New York                    10048
   (Address of principal executive offices)                  (Zip Code)


Registrant's telephone number, including area code             (212) 392-1054



         (Former name or former address, if changed since last report)

Item 5.  Other Events

Valuation per Unit of Limited Partnership Interest

     The Managing General Partner of the Partnership has estimated the value per Unit of limited partnership interest at October 31, 1996, net of the effect of the sale in December 1996 of the Technology Park Associates property, to be $213. This value was based on appraisals of the Partnership's real estate properties by Cushman & Wakefield, an independent appraisal firm, with adjustments by the Managing General Partner for other Partnership assets and liabilities. The values of the properties do not necessarily reflect the amounts which could be obtained upon an immediate liquidation of the properties. The value per Unit does not represent the market price for the Units. In the limited market for resale of Partnership Units, a seller would most likely receive a discount to the $213 value upon sale of the Unit.



                                SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                            DEAN WITTER REALTY INCOME PARTNERSHIP III, L.P.

                       By: Dean Witter Realty Income Properties III Inc. Managing General Partner


                       By:
                            E. Davisson Hardman, Jr.
                            President




Date:  April 4, 1997